UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)
November 7, 2005
Doane Pet Care Company
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-27818 (Commission File Number)	43-1350515 (IRS Employer Identification No.)

210 Westwood Place South, Suite 400 Brentwood, TN (Address of principal executive offices)		37027 (Zip Code)
Registrant’s telephone number, including area code: (615) 373-7774
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2—Financial Information.
Item 2.02. Results of Operation and Financial Condition.
     On November 4, 2005, Doane Pet Care Company, or the Company, issued a press release with respect to its quarterly earnings for the third quarter and first nine months of fiscal 2005. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
     In the press release, the Company refers to a non-GAAP financial measure called Adjusted EBITDA as a supplemental disclosure to GAAP cash flows from operating activities. Management believes that Adjusted EBITDA is a useful presentation to investors in addition to GAAP cash flows from operating activities because of the significant impact working capital fluctuations can have on reported GAAP cash flows from operating activities. Management also believes Adjusted EBITDA is an analytical indicator of cash generated for purposes of assessing the Company’s ability to service its debt and fund capital expenditures. In addition, management believes that Adjusted EBITDA is of interest to the Company’s investors and lenders because it is the basis for the calculation of the financial covenant tests under the Company’s senior credit facility. The Company’s management uses Adjusted EBITDA to evaluate its business, to allocate resources and capital and to measure performance for incentive compensation purposes. Adjusted EBITDA should be considered in addition to, but not as a substitute for, GAAP cash flows from operating activities.
     In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information and exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.
Section 9—Financial Statements and Exhibits.
Item 9.01. Financial Statements and Exhibits.
(c)      Exhibits
99.1          Press Release Dated November 7, 2005
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOANE PET CARE COMPANY
By:	/s/ PHILIP K. WOODLIEF
Philip K. Woodlief
Vice President, Finance and Chief Financial Officer

By:	/s/ STEPHEN P. HAVALA
Stephen P. Havala
Corporate Controller and Principal Accounting Officer

Date: November 7, 2005

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release Dated November 7, 2005